Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

NORTHPOINTE BANCSHARES, INC.

The following Amended and Restated Articles of Incorporation are executed by the undersigned Corporation pursuant to the provisions of Sections 641-643 of Act 284, Public Acts of 1972, as amended (the “Act”).

1.	The present name of the Corporation is Northpointe Bancshares, Inc.

2.	The identification number assigned by the Bureau is 519-390.

3.	All former names of the Corporation are: None.

4.	The date of filing of the original Articles of Incorporation was May 26, 1998.

The following Amended and Restated Articles of Incorporation supersede the Restated Articles of Incorporation and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is Northpointe Bancshares, Inc.

ARTICLE II

The purpose, or purposes, for which the corporation is organized is to engage in the business of a bank holding company to be registered under the Bank Holding Company Act of 1956, being 12 U.S.C. sections 1841 to 1850 (as amended from time to time and including any successor statutes) and, without in any way being limited by the foregoing specific purpose, to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is one hundred and six million five hundred thousand (106,500,000) shares, of which ninety four million five hundred thousand (94,500,000) shares shall be Voting Common Stock (“Voting Common Stock”), seven million (7,000,000) shares shall be Non-Voting Common Stock (“Non-Voting Common Stock”), and five million (5,000,000) shares shall be series Preferred Stock (“Preferred Stock”).

The authorized shares of Voting Common Stock are all of one class with equal voting power, and each share of Voting Common Stock shall be equal to every other share of Voting Common Stock. The Voting Common Stock shall have no par value.

The shares of Non-Voting Common Stock shall have the rights, preferences and limitations set forth in Exhibit A to these Amended and Restated Articles of Incorporation.

The shares of Preferred Stock may be divided into and issued in one or more series, with such relative rights, preferences, and limitations as determined by the Board of Directors in its discretion. The Board of Directors is hereby authorized to establish one or more series of Preferred Stock and to cause shares of Preferred Stock to be issued from time to time. The rights and preferences associated with the shares of Preferred Stock issued and outstanding as of the date hereof shall have the rights and preferences set forth on Exhibit B and Exhibit C, respectively, to these Amended and Restated Articles of Incorporation.

Upon the effectiveness of the filing of Amended and Restated Articles of Incorporation: (1) each outstanding share of Voting Common Stock as of the date of adoption hereof shall be divided into ten shares of Voting Common Stock, and (2) each outstanding share of Non-Voting Common Stock issued and outstanding as of the date of adoption hereof shall be divided into ten shares of Non-Voting Common Stock.

ARTICLE IV

The address of the registered office and mailing address is 3333 Deposit Dr. NE, Grand Rapids, Michigan 49546. The name of the resident agent is Charles A. Williams.

ARTICLE V

When a compromise or arrangement, or a plan of reorganization of the Corporation, is proposed between the Corporation and its creditors, or any class of them, or between the Corporation and its shareholders, or any class of them, a court of equity jurisdiction within the state, on application of the Corporation, a creditor or shareholder thereof, or a receiver appointed for the Corporation, may order a meeting of the creditors, or class of creditors, or of the shareholders, or class of shareholders, to be affected by the proposed compromise, arrangement, or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders to be affected by the proposed compromise, arrangement, or reorganization, agree to a compromise or arrangement or to a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.

ARTICLE VI

No director of Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as director. However, this Article VI shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these articles of Incorporation inconsistent with this Article VI shall have any effect to increase the liability of any director of corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.

ARTICLE VII

Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring after the date that this Corporation’s Articles of Incorporation were originally filed with the Corporation, Securities and Land Development Bureau of the Michigan Department of Consumer and Industry Services, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Michigan Business Corporation Act (or other law). Expenses incurred in defending any action, suit or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided herein. Notwithstanding the foregoing, in no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its shareholders. Any amendment, alteration, modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article VII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

ARTICLE VIII

Section 1. Authority and Size of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors of the Corporation.

Section 2. Term of Directors and Filling of Vacancies. Each director shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by an affirmative vote of a majority of the directors remaining in office. Any director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office or death. No decreases in the number of directors shall shorten the term of any incumbent director.

Section 3. Removal of Directors. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, but only for cause by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

Except as otherwise required by law, any action required or permitted to be taken by any shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. Except as may be otherwise required by law, special meetings of shareholders of the Corporation may be called only by the Board of Directors or the Chairman of the Board.

ARTICLE X.

The Board of Directors of this Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws that the offer is in the best interests of the corporation and its shareholders. In connection with its evaluation as to clients with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administration agency which may have appropriate jurisdiction period in connection with its evaluation as to the best interest of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in the negotiated sale of the corporation as a whole, premiums over trading prices which have been proposed or offered with respect to securities of other companies in the past in connection with similar offers and the failure prospects for the corporation and its business; (iii) the potential social and economic impact of the offer and its consumption of the communities in which the Corporation and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.

These Amended and Restated Articles of Incorporation proposed by the Board of Directors were duly adopted on the 3rd day of December, 2024 in accordance with the provisions of Section 641 of the Act, and were duly adopted by the vote of the shareholders on December 19, 2024 in accordance with Section 403 and Section 611 of the Act. The necessary votes were cast in favor of these Amended and Restated Articles of Incorporation.

Signed this 26th day of December, 2024.

By:	/s/ Kevin Comps
Kevin Comps
President

EXHIBIT A

DESIGNATIONS OF NON-VOTING COMMON STOCK

OF

NORTHPOINTE BANCSHARES, INC.

1.	Definitions.

(a)            “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b)           “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as amended and in effect from time and time.

(c)            “Board of Directors” means the Board of Directors of the Corporation.

(d)           A “Business Day” means any day other than a Saturday or a Sunday or a day, on which banks in Michigan are authorized or required by law, executive order or regulation to close.

(e)            “Certificate” means a certificate representing one or more shares of Non-Voting Common Stock.

(f)            “Dividends” has the meaning set forth in Section 3 of this Exhibit A.

(g)           “Liquidation Distribution” has the meaning set forth in Section 4 of this Exhibit A.

(h)           “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock: (i) to the Corporation; (ii) in a widely-distributed public offering of Voting Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely-distributed public offering of Voting Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the voting securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Voting Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely-distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the voting securities of the Corporation without giving effect to such transfer.

(i)             “Person” means an individual corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed in this definition.

(j)             “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(0) or any successor provision.

2.	Designation. Each share of Non-Voting Common Stock has the designations, preferences, conversion, and other rights, voting powers, restrictions, limitations as to Dividends, Qualifications, and terms or conditions of redemption as described in this Article III. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock. The Non-Voting Common Stock shall have no par value.

3.	Dividends. The Non-Voting Common Stock will rank pari passu with the Voting Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options, or other property, and with respect to the issuance, grant, or sale of any rights to purchase stock, warrants, securities, or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive, as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Voting Common Stock, and no Dividends will be payable on the Voting Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Voting Common Stock unless a Dividend identical to that paid on the Voting Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Voting Common Stock and (b) the number of shares of Voting Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided, however, that if a stock dividend is declared on Voting Common Stock payable solely in Voting Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent dividend of the Voting Common Stock. If the Board of Directors does not declare or pay any Dividends with respect to shares of Voting Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4.	Liquidation.

(a)	Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up, and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation that, by their respective terms, are senior to the Non-Voting Common Stock or the Voting Common Stock, and (ii) pari passu with the Voting Common Stock.

Not in limitation of anything contained in this Exhibit A, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Corporation and the depositors of the Corporation’s bank subsidiaries in any receivership, insolvency, liquidation, or similar proceeding.

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(b)	Liquidation Distributions. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution, or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Voting Common Stock at the then-applicable conversion rate at the time of such liquidation, dissolution, or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Voting Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)	Merger, Consolidation, and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other Person, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities, or other property for their shares, or the sale, lease, or exchange (for cash, securities, or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution, or winding up of the Corporation.

5.	Conversion.

(a)	General.

(i)	A holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of Voting Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine and nine-tenths percent (9.9%) of the Voting Common Stock (or of any class of voting securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of voting securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock). In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Voting Common Stock, subject to adjustment as provided in Section 6 below.

(ii)	Each share of Non-Voting Common Stock will automatically convert into one (1) share of Voting Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-Affiliate of the holder in a Permissible Transfer.

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(iii)	To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the Certificate or Certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such Certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Voting Common Stock into which the Non-Voting Common stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a Certificate or Certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Voting Common Stock.

(iv)	All shares of Voting Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid, and non-assessable, free and clear of all liens, claims, security interests, charges, and other encumbrances.

(b)	Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Voting Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Voting Common Stock to such number of shares as will be sufficient for such purpose.

(c)	No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed pursuant to this Section 5 by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

(d)	Compliance With Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

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(e)	Listing. The Corporation hereby covenants and agrees that, if at any time the Voting Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Voting Common Stock shall be so listed on such exchange, all the Voting Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange require the corporation to defer the listing of such Voting Common Stock until the first conversion of Non-Voting Common Stock into Voting Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Voting Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange at such time.

6.	Adjustments.

(a)	Combinations or Divisions of Voting Common Stock. If the Corporation at any time or from time to time will effect a division of the Voting Common Stock into a greater number of shares (by stock split, reclassification, or otherwise, other than by payment of a Dividend in Voting Common Stock or in any right to acquire Voting Common Stock), or if the outstanding Voting Common Stock will be combined or consolidated, by reclassification, reverse stock split, or otherwise, into a lesser number of shares of Voting Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)	Reclassification, Exchange, or Substitution. If the Voting Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Voting Common Stock which the Holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (a) the number of shares of such other class or classes of stock that a holder of a share of Voting Common Stock would be entitled to receive in such transaction and (b) the number of shares of Voting Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction, and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution Right, in lieu of the number of shares of Voting Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (a) the number of shares of such other class or classes of stock that a holder of a share of Voting Common Stock would be entitled to receive in such transaction and (b) the number of shares of Voting Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

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(c)	Certificates As To Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s president (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Voting Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7.	Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Voting Common Stock (other than a subdivision, combination, reclassification, or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another Person, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation, or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Voting Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation, or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8.	Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9.	Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law.

10.	Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation, or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock. (a) alter or change the rights, preferences, privileges, or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, or (b) enter into any agreement, merger, or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. If the corporation offers to repurchase shares of Voting Common Stock from all of the holders of such Voting Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such repurchase.

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11.	Notices. All notices required or permitted to be given by the corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided; however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12.	Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.	Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14.	Replacement Certificates. If any Certificate will have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation (or its transfer or exchange agent, as applicable) will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

15.	Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth in this Exhibit A or as provided by applicable law.

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EXHIBIT B

CERTIFICATE OF DESIGNATION OF

OF

8.25% FIXED-TO FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

OF

NORTHPOINTE BANCSHARES, INC.

Northpointe Bancshares, Inc., a Michigan corporation (the “Corporation”), does hereby certify, in accordance with Section 302 of the Michigan Business Corporation Act, that the following resolutions were duly adopted pursuant to the authority of the Board of Directors of the Corporation under the Articles of Incorporation of the Corporation, as amended:

RESOLVED, that the Board of Directors (the “Board”) hereby designates a series of the Corporation’s preferred stock, no par value per share;

RESOLVED, that such series shall be comprised of 100,000 shares of the Corporation’s preferred stock, no par value per share; that the designation of the series shall be “8.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series A” (the “Series A Preferred Stock”); and that the other relative rights and preferences of the Series A Preferred Stock shall be as follows:

Section 1.       Definitions.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as they may be amended or restated from time to time.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           The sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(2)           the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)           the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4)           the sum of: (a) the alternate rate that has been selected by the Corporation as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)          the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)          if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)          the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Dividend Period”, timing and frequency of determining rates with respect to each Dividend Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)           in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)           in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)           in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)          if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Corporation determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)          a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended or restated from time to time.

“Calculation Agent” means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series A Preferred Stock during the Floating Rate Period (as defined in Section 4(a)).

“Common Stock” means any and all shares of common stock of the Corporation, no par value per share.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)        if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 799 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any dividend period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “dividend period,” timing and frequency of determining Three-Month Term SOFR with respect to each dividend period and making dividend payments, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 2.              Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “8.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A” (hereinafter called “Series A Preferred Stock”); the authorized number of shares that shall constitute such series shall be 100,000 shares, no par value per share; and such shares shall have a liquidation preference of $1,000 per share. The number of shares constituting the Series A Preferred Stock may be increased from time to time by resolution of the Board or a duly authorized committee of the Board in accordance with the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law up to the maximum number of shares of Preferred Stock authorized to be issued under the Articles of Incorporation (as then in effect) less all shares at the time authorized of any other series of Preferred Stock or decreased from time to time by a resolution of the Board or a duly authorized committee of the Board in accordance with the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law but not below the number of shares of Series A Preferred Stock then outstanding. Shares of Series A Preferred Stock shall be dated the date of issue, which date shall be referred to herein as the “original issue date.” Shares of outstanding Series A Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Preferred Stock, undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.

Section 3.               Ranking. The shares of Series A Preferred Stock shall rank:

(a)           Senior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series A Preferred Stock or senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series A Junior Securities”);

(b)           on a parity, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the

Corporation, as the case may be (collectively, “Series A Parity Securities”); and

(c)           junior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be.

The Corporation may authorize and issue additional shares of Series A Junior Securities and Series A Parity Securities from time to time without the consent of the holders of the Series A Preferred Stock.

Section 4.               Dividends.

(a)           Holders of Series A Preferred Stock will be entitled to receive, only when, as, and if declared by the Board or a duly authorized committee of the Board, on each Dividend Payment Date (as defined below), out of assets legally available for the payment of dividends thereof, non-cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock of $1,000 per share. Dividends on each share of Series A Preferred Stock shall accrue at a rate equal to (i) 8.25% per annum on the liquidation preference of $1,000 per share for each Dividend Period (as defined below) from the original issue date of the Series A Preferred Stock to, but excluding, December 30, 2025 or the date of earlier redemption (the “Fixed Rate Period”) and (ii) the Benchmark plus a spread of 799 basis points per annum on the liquidation preference of $1,000 per share for each Dividend Period from and including December 30, 2025 to, but excluding, the date of redemption (the “Floating Rate Period”); provided, however, that if the Benchmark is less than zero, the Benchmark shall be deemed to be zero, in each case, only when, as and if a dividend is declared. In the event the Corporation issues additional shares of the Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue or any other date specified by the Board or a duly authorized committee of the Board at the time such additional shares are issued.

(b)           If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series A Preferred Stock quarterly in arrears on March 30, June 30, September 30, and December 30 of each year, beginning on March 30, 2021 (each such day a “Dividend Payment Date”) based on a liquidation preference of $1,000 per share. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and dividends shall accrue to, but excluding, the date dividends are paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date shall instead be brought forward to the immediately preceding Business Day.

(c)           Dividends will be payable to holders of record of Series A Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not less than 15 calendar days nor more than 30 calendar days before the applicable Dividend Payment Date, as such record date shall be fixed by the Board or a duly authorized committee of the Board.

(d)          A “Dividend Period” is the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the initial Dividend Period will commence on and include the original issue date of Series A Preferred Stock and continue to, but excluding, the next Dividend Payment Date. Dividends payable on Series A Preferred Stock during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on Series A Preferred Stock during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days elapsed during the Floating Rate Period. Dollar amounts resulting from the calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, with respect to the Series A Preferred Stock redeemed, unless the Corporation defaults in the payment of the redemption price of the Series A Preferred Stock called for redemption.

Notwithstanding the foregoing paragraph, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then the provisions set forth in Section 8 will thereafter apply to all determinations of the dividend rate on the Series A Preferred Stock for each Dividend Period during the Floating Rate Period.

Absent manifest error, the Calculation Agent’s determination of the dividend rate for each Dividend Period during the Floating Rate Period for the Series A Preferred Stock will be binding and conclusive. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for each Dividend Period during the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices, will be made available to any holder of the Series A Preferred Stock upon request and will be provided to the transfer agent.

If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and any of the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark at any time when the Series A Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period will be modified in accordance with Section 8.

(e)           Dividends on the Series A Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend, in full or otherwise, on the Series A Preferred Stock in respect of a Dividend Period, then such unpaid dividends shall cease to accrue and shall not be payable on the applicable Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay (and the holders of the Series A Preferred Stock will have no right to receive) dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Dividend Period with respect to the Series A Preferred Stock, any Series A Parity Securities or any Series A Junior Securities. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not declared.

(f)            Notwithstanding any other provision hereof, dividends on the Series A Preferred Stock shall not be declared, paid, or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or, as and if applicable, the capital adequacy rules or regulations of any Appropriate Federal Banking Agency.

(g)           So long as any share of Series A Preferred Stock remains outstanding:

(1)           no dividend or distribution shall be declared, paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series A Junior Securities, other than (i) a dividend payable solely in Series A Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan;

(2)          no shares of Series A Junior Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) as a result of a reclassification of Series A Junior Securities for or into other Series A Junior Securities, (ii) the exchange or conversion of one share of Series A Junior Securities for or into another share of Series A Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Junior Securities, (iv) purchases, redemptions, or other acquisitions of shares of Series A Junior Securities in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of Series A Junior Securities pursuant to a contractually binding requirement to buy Series A Junior Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series A Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3)          no shares of Series A Parity Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Series A Parity Securities, if any, (ii) as a result of a reclassification of Series A Parity Securities for or into other Series A Parity Securities, (iii) the exchange or conversion of one share of Series A Parity Securities for or into another share of Series A Parity Securities or Series A Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Parity Securities, (v) purchases of shares of Series A Parity Securities pursuant to a contractually binding requirement to buy Series A Parity Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series A Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation;

unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(h)           Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date, upon the shares of Series A Preferred Stock and any Series A Parity Securities, all dividends declared upon shares of Series A Preferred Stock and any Series A Parity Securities for such dividend payment date shall be declared on a pro rata basis in proportion to the respective amounts of undeclared and unpaid dividends for the Series A Preferred Stock and all Series A Parity Securities on such dividend payment date. To the extent a dividend period with respect to any Series A Parity Securities coincides with more than one Dividend Period, for purposes of the immediately preceding sentence the Board shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period, or shall treat such dividend period(s) with respect to any Series A Parity Securities and Dividend Period(s) for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Series A Parity Securities and the Series A Preferred Stock. To the extent a Dividend Period coincides with more than one dividend period with respect to any Series A Parity Securities, for purposes of the first sentence of this paragraph the Board shall treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Series A Parity Securities, or shall treat such Dividend Period(s) and dividend period(s) with respect to any Series A Parity Securities for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A Preferred Stock and such Series A Parity Securities. For the purposes of this paragraph, the term “dividend period” as used with respect to any Series A Parity Securities means such dividend periods as are provided for in the terms of such Series A Parity Securities.

(i)          Subject to the foregoing (including, but not limited to, Section 4(g) hereof), dividends (payable in cash, stock, or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or series of capital stock ranking equally with or junior to Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.             Liquidation.

(a)         Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, holders of Series A Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any securities then outstanding ranking senior to or on parity with Series A Preferred Stock with respect to distributions of assets, before any distribution or payment out of the assets of the Corporation is made to holders of Common Stock or any Series A Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution, without accumulation of any dividends that have not been declared prior to the payment of the liquidating distribution. After payment of the full amount of such liquidating distribution, the holders of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(b)         In any such liquidating distribution, if the assets of the Corporation are not sufficient to pay the liquidation preference (as defined below) in full to all holders of Series A Preferred Stock and all holders of any Series A Parity Securities, the amounts paid to the holders of Series A Preferred Stock and to the holders of all Series A Parity Securities will be paid pro rata in accordance with the respective aggregate liquidation preference of those holders. In any such distribution, the “liquidation preference” of any holder of Series A Preferred Stock or any Series A Parity Securities means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Corporation’s assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A Preferred Stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and any Series A Parity Securities, the holders of the Corporation’s Series A Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)         For purposes of this Section 5, neither the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Corporation for cash, securities, or other property, nor the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities, or property for their shares, shall constitute a liquidation, dissolution, or winding-up of the Corporation.

Section 6.             Redemption.

(a)           Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision. Series A Preferred Stock is not redeemable prior to December 30, 2025. Shares of Series A Preferred Stock then outstanding will be redeemable at the option of the Corporation, in whole or in part, from time to time, on December 30, 2025, or on any Dividend Payment Date on or after December 30, 2025, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date of redemption. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of Series A Preferred Stock. Notwithstanding the foregoing, following the occurrence of a Regulatory Capital Treatment Event (as defined below), the Corporation, at its option, may redeem, at any time beginning 60 days prior to the date when the Corporation, acting in good faith, expects to lose all or a portion of Tier 1 Capital credit (or its equivalent) on the Series A Preferred Stock as described in Regulatory Capital Treatment event below, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, upon notice given as provided in sub-section (b) below. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4(c) above. In all cases, the Corporation may not redeem shares of the Series A Preferred Stock without having received the prior approval of the Federal Reserve or any successor Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

A “Regulatory Capital Treatment Event” means the good faith determination by the Board or a duly authorized committee of the Board that, as a result of (i) any amendment to, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal banking agencies) that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock; (ii) any proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of $1,000 per share of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

(b)           If shares of Series A Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of Series A Preferred Stock to be redeemed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the Corporation’s stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Preferred Stock or the depositary shares representing Series A Preferred Stock, if any, are held in book-entry form through The Depository Trust Company (“DTC”), the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock; such shares of Series A Preferred Stock shall no longer be deemed outstanding; and all rights of the holders of such shares will terminate, except the right to receive the redemption price described in sub-section (a) above, without interest.

(c)           In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (1) pro rata, (2) by lot, or (3) in such other manner as the Corporation may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.

Section 7.               Voting Rights.

(a)           Except as provided below and as determined by the Board or a duly authorized committee of the Board or as expressly required by law, the holders of shares of Series A Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)          So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series A Preferred Stock at the time outstanding, voting separately as a class, shall be required to:

(1)           authorize, create, or issue, or increase the authorized amount of, shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of the Corporation, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of the Corporation’s capital stock;

(2)           amend, alter, or repeal the provisions of the Articles of Incorporation (including this Certificate of Designation), whether by merger, consolidation, or otherwise, so as to materially and adversely affect the powers, preferences, privileges, or rights of Series A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase the authorized amount of, any Series A Junior Securities or any Series A Parity Securities, or any securities convertible into or exchangeable for Series A Junior Securities or Series A Parity Securities will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of Series A Preferred Stock; or

(3)          complete a binding share exchange or reclassification involving the Series A Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Corporation or consolidate with or merge into any other corporation, unless, in any case, the shares of Series A Preferred Stock outstanding at the time of such consolidation or merger or sale either (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling the surviving entity having such rights, preferences, privileges, and powers (including voting powers), taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges, and powers (including voting powers) of the Series A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series A Preferred Stock to effect such redemption.

(c)            If the Corporation fails to pay, or declare and set aside for payment, dividends on outstanding shares of the Series A Preferred Stock or any Series A Parity Securities having voting rights on parity with the voting rights provided to the Series A Preferred Stock (“Special Voting Preferred Stock”) for six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the authorized number of directors of the Corporation shall be increased by two and the holders of the Series A Preferred Stock (along with holders of any Special Voting Preferred Stock then outstanding, voting together as a class based on respective liquidation preferences), shall have the right to elect two directors (hereinafter, the “Preferred   Directors”   and   each,   a “Preferred Director”) to   fill   such   newly   created directorships; provided, however,  that  at no  time  shall the  Board include  more  than  two  Preferred Directors; provided further that the election of any such Preferred Directors may not cause the Corporation to violate any corporate governance requirement of any exchange on which the Corporation’s securities may be listed. At the request of any holder of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and any such Special Voting Preferred Stock shall be called by the Corporation for the election of the Preferred Directors; provided, however, that if such request for special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the Corporation’s stockholders, such election of Preferred Directors shall be held at such next annual or special meeting of stockholders), followed by such election of such Preferred Directors at each subsequent annual meeting of stockholders until full dividends have been declared and paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A Preferred Stock for four Dividend Periods after the Nonpayment Event, except as provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment Event.

When dividends have been paid in full (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A Preferred Stock for at least four Dividend Periods after a Nonpayment Event, then the right of the holders of Series A Preferred Stock and any Special Voting Preferred Stock to elect the Preferred Directors shall cease (but subject in any case to re-vesting of such voting rights in the case of each and every subsequent Nonpayment Event), and the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the Corporation’s authorized number of directors shall be automatically reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, by a majority of the outstanding shares of Series A Preferred Stock (along with holders of any Special Voting Preferred Stock then outstanding, voting together as a class based on respective liquidation preferences). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose, by means of written consent, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock (along with holders of any Special Voting Preferred Stock then outstanding, voting together as a class based on respective liquidation preferences); provided that the filling of any such vacancy may not cause the Corporation to violate any corporate governance requirement of any exchange on which the Corporation’s securities may be listed. The Preferred Directors shall each be entitled to one vote per director on any matter on which directors of the Corporation are entitled to vote.

(d)           The Board will take such actions as may be necessary to effectuate the intent of this Section 7(d) in accordance with the Articles of Incorporation and Bylaws of the Company. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such meeting or such consents shall be governed by any rules that the Board or any duly authorized committee of the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law and the rules of any national securities exchange on which the Series A Preferred Stock is listed or traded at the time.

Section 8.             Effect of a Benchmark Transition Event. If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series A Preferred Stock during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates, and the dividend rate on the Series A Preferred Stock for each Dividend Period during the Floating Rate Period will thereafter be an annual rate equal to the sum of the Benchmark Replacement and the spread of 799 per annum; provided, however, that if the Benchmark Replacement is less than zero, the Benchmark Replacement shall be deemed to be zero, in each case, only when, as and if a dividend is declared. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Section 9.              Determination an Decisions. The Calculation Agent is expressly authorized to make certain determinations, decisions and elections hereunder, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under Section 8. Any determination, decision or election that may be made by the Calculation Agent hereunder, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding on the holders of the Series A Preferred stock and the transfer agent for the Series A Preferred Stock absent manifest error; (ii) if made by the Corporation as Calculation Agent, will be made in its sole discretion; (iii) if made by a Calculation Agent other than the Corporation, will be made after consultation with the Corporation, and the Calculation Agent will not make any such determination, decision or election to which the Corporation reasonably objects; and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series A Preferred Stock, the transfer agent or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make hereunder, then the Corporation will make that determination, decision or election on the same basis as described above.

Section 10.            Conversion Rights. The holders of shares of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 11.            Preemptive Rights. The holders of shares of Series A Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how any such securities may be designated, issued, or granted.

Section 12.             Certificates. The Corporation may at its option issue shares of Series A Preferred Stock without certificates.

Section 13.            Transfer Agent. The Corporation shall appoint a transfer agent for the Series A Preferred Stock. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 14.           Registrar. The Corporation shall appoint a registrar for the Series A Preferred Stock. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Section 15.           No Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Articles of Incorporation, or as provided by applicable law.

EXHIBIT C

CERTIFICATE OF DESIGNATIONS OF

OF

7.25% FIXED-TO FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES B

OF

NORTHPOINTE BANCSHARES, INC.

Northpointe Bancshares, Inc., a Michigan corporation (the “Corporation”), does hereby certify, in accordance with Section 302 of the Michigan Business Corporation Act, that the following resolutions were duly adopted pursuant to the authority of the Board of Directors of the Corporation under the Articles of Incorporation of the Corporation, as amended:

RESOLVED, that the Board of Directors (the “Board”) hereby designates a series of the Corporation’s preferred stock, no par value per share;

RESOLVED, that such series shall be comprised of 25,000 shares of the Corporation’s preferred stock, no par value per share; that the designation of the series shall be “7.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”); and that the other relative rights and preferences of the Series B Preferred Stock shall be as follows:

Section 1.       Definitions.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as they may be amended or restated from time to time.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           The sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(2)           the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)           the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4)           the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(4)         the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(5)         if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(6)         the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Dividend Period”, timing and frequency of determining rates with respect to each Dividend Period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(4)        in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

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(5)           in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(6)           in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(5)          if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Corporation determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(6)          a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(7)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(8)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

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“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended or restated from time to time.

“Calculation Agent” means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series B Preferred Stock during the Floating Rate Period (as defined in Section 4(a)).

“Common Stock” means any and all shares of common stock of the Corporation, no par value per share.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(3)       the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(4)        if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and 700 basis points.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

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“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B Preferred Stock.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“Series A Preferred Stock” means the preferred stock of the corporation designated as 8.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series A.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any dividend period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “dividend period,” timing and frequency of determining Three-Month Term SOFR with respect to each dividend period and making dividend payments, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

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“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 2.              Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the “7.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” (hereinafter called “Series B Preferred Stock”); the authorized number of shares that shall constitute such series shall be 25,000 shares, no par value per share; and such shares shall have a liquidation preference of $1,000 per share. The number of shares constituting the Series B Preferred Stock may be increased from time to time by resolution of the Board or a duly authorized committee of the Board in accordance with the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law up to the maximum number of shares of Preferred Stock authorized to be issued under the Articles of Incorporation (as then in effect) less all shares at the time authorized of any other series of Preferred Stock or decreased from time to time by a resolution of the Board or a duly authorized committee of the Board in accordance with the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law but not below the number of shares of Series B Preferred Stock then outstanding. Shares of Series B Preferred Stock shall be dated the date of issue, which date shall be referred to herein as the “original issue date.” Shares of outstanding Series B Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Preferred Stock, undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series B Preferred Stock.

Section 3.               Ranking. The shares of Series B Preferred Stock shall rank:

(a)           Senior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series B Preferred Stock or senior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series B Junior Securities”);

(b)          on a parity, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, with the Series A Preferred Stock and any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series B Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series B Parity Securities”); and

(c)           junior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be.

The Corporation may authorize and issue additional shares of Series B Junior Securities and Series B Parity Securities from time to time without the consent of the holders of the Series B Preferred Stock.

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Section 4.               Dividends.

(a)           Holders of Series B Preferred Stock will be entitled to receive, only when, as, and if declared by the Board or a duly authorized committee of the Board, on each Dividend Payment Date (as defined below), out of assets legally available for the payment of dividends thereof, non-cumulative cash dividends based on the liquidation preference of the Series B Preferred Stock of $1,000 per share. Dividends on each share of Series B Preferred Stock shall accrue at a rate equal to (i) 7.25% per annum on the liquidation preference of $1,000 per share for each Dividend Period (as defined below) from the original issue date of the Series B Preferred Stock to, but excluding, December 30, 2026 or the date of earlier redemption (the “Fixed Rate Period”) and (ii) the Benchmark plus a spread of 700 basis points per annum on the liquidation preference of $1,000 per share for each Dividend Period from and including December 30, 2026 to, but excluding, the date of redemption (the “Floating Rate Period”); provided, however, that if the Benchmark is less than zero, the Benchmark shall be deemed to be zero, in each case, only when, as and if a dividend is declared. In the event the Corporation issues additional shares of the Series B Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue or any other date specified by the Board or a duly authorized committee of the Board at the time such additional shares are issued.

(b)          If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series B Preferred Stock quarterly in arrears on March 30, June 30, September 30, and December 30 of each year, beginning on March 30, 2022 (each such day a “Dividend Payment Date”) based on a liquidation preference of $1,000 per share. In the event that any Dividend Payment Date during the Fixed Rate Period falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and no additional dividends shall accrue as a result of that postponement. In the event that any Dividend Payment Date during the Floating Rate Period falls on a day that is not a Business Day, the dividend payment due on that date shall be postponed to the next day that is a Business Day and dividends shall accrue to, but excluding, the date dividends are paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Rate Period, the Dividend Payment Date shall instead be brought forward to the immediately preceding Business Day.

(c)           Dividends will be payable to holders of record of Series B Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, not less than 15 calendar days nor more than 30 calendar days before the applicable Dividend Payment Date, as such record date shall be fixed by the Board or a duly authorized committee of the Board.

(d)          A “Dividend Period” is the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the initial Dividend Period will commence on and include the original issue date of Series B Preferred Stock and continue to, but excluding, the next Dividend Payment Date. Dividends payable on Series B Preferred Stock during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on Series B Preferred Stock during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days elapsed during the Floating Rate Period. Dollar amounts resulting from the calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B Preferred Stock will cease to accrue on the redemption date, if any, with respect to the Series B Preferred Stock redeemed, unless the Corporation defaults in the payment of the redemption price of the Series B Preferred Stock called for redemption.

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Notwithstanding the foregoing paragraph, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then the provisions set forth in Section 8 will thereafter apply to all determinations of the dividend rate on the Series B Preferred Stock for each Dividend Period during the Floating Rate Period.

Absent manifest error, the Calculation Agent’s determination of the dividend rate for each Dividend Period during the Floating Rate Period for the Series B Preferred Stock will be binding and conclusive. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for each Dividend Period during the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices, will be made available to any holder of the Series B Preferred

Stock upon request and will be provided to the transfer agent.

If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and any of the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark at any time when the Series B Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and the payment of dividends during the Floating Rate Period will be modified in accordance with Section 8.

(e)           Dividends on the Series B Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend, in full or otherwise, on the Series B Preferred Stock in respect of a Dividend Period, then such unpaid dividends shall cease to accrue and shall not be payable on the applicable Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay (and the holders of the Series B Preferred Stock will have no right to receive) dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Dividend Period with respect to the Series B Preferred Stock, any Series B Parity Securities or any Series B Junior Securities. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not declared.

(f)            Notwithstanding any other provision hereof, dividends on the Series B Preferred Stock shall not be declared, paid, or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or, as and if applicable, the capital adequacy rules or regulations of any Appropriate Federal Banking Agency.

(g)           So long as any share of Series B Preferred Stock remains outstanding:

(1)           no dividend or distribution shall be declared, paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series B Junior Securities, other than (i) a dividend payable solely in Series B Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan;

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(2)          no shares of Series B Junior Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) as a result of a reclassification of Series B Junior Securities for or into other Series B Junior Securities, (ii) the exchange or conversion of one share of Series B Junior Securities for or into another share of Series B Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series B Junior Securities, (iv) purchases, redemptions, or other acquisitions of shares of Series B Junior Securities in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of Series B Junior Securities pursuant to a contractually binding requirement to buy Series B Junior Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series B Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(3)          no shares of Series B Parity Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Series B Parity Securities, if any, (ii) as a result of a reclassification of Series B Parity Securities for or into other Series B Parity Securities, (iii) the exchange or conversion of one share of Series B Parity Securities for or into another share of Series B Parity Securities or Series B Junior Securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series B Parity Securities, (v) purchases of shares of Series B Parity Securities pursuant to a contractually binding requirement to buy Series B Parity Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series B Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation;

unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(h)           Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date, upon the shares of Series B Preferred Stock and any Series B Parity Securities, all dividends declared upon shares of Series B Preferred Stock and any Series B Parity Securities for such dividend payment date shall be declared on a pro rata basis in proportion to the respective amounts of undeclared and unpaid dividends for the Series B Preferred Stock and all Series B Parity Securities on such dividend payment date. To the extent a dividend period with respect to any Series B Parity Securities coincides with more than one Dividend Period, for purposes of the immediately preceding sentence the Board shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period, or shall treat such dividend period(s) with respect to any Series B Parity Securities and Dividend Period(s) for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Series B Parity Securities and the Series B Preferred Stock. To the extent a Dividend Period coincides with more than one dividend period with respect to any Series B Parity Securities, for purposes of the first sentence of this paragraph the Board shall treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one dividend period with respect to such Series B Parity Securities, or shall treat such Dividend Period(s) and dividend period(s) with respect to any Series B Parity Securities for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series B Preferred Stock and such Series B Parity Securities. For the purposes of this paragraph, the term “dividend period” as used with respect to any Series B Parity Securities means such dividend periods as are provided for in the terms of such Series B Parity Securities.

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(i)            Subject to the foregoing (including, but not limited to, Section 4(g) hereof), dividends (payable in cash, stock, or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or series of capital stock ranking equally with or junior to Series B Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.             Liquidation.

(a)         Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, holders of Series B Preferred Stock are entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any securities then outstanding ranking senior to or on parity with Series B Preferred Stock with respect to distributions of assets, before any distribution or payment out of the assets of the Corporation is made to holders of Common Stock or any Series B Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution, without accumulation of any dividends that have not been declared prior to the payment of the liquidating distribution. After payment of the full amount of such liquidating distribution, the holders of Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(b)         In any such liquidating distribution, if the assets of the Corporation are not sufficient to pay the liquidation preference (as defined below) in full to all holders of Series B Preferred Stock and all holders of any Series B Parity Securities, the amounts paid to the holders of Series B Preferred Stock and to the holders of all Series B Parity Securities will be paid pro rata in accordance with the respective aggregate liquidation preference of those holders. In any such distribution, the “liquidation preference” of any holder of Series B Preferred Stock or any Series B Parity Securities means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Corporation’s assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series B Preferred Stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and any Series B Parity Securities, the holders of the Corporation’s Series B Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

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(c)         For purposes of this Section 5, neither the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Corporation for cash, securities, or other property, nor the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities, or property for their shares, shall constitute a liquidation, dissolution, or winding-up of the Corporation.

Section 6.             Redemption.

(a)         Series B Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision. Series B Preferred Stock is not redeemable prior to December 30, 2026. Shares of Series B Preferred Stock then outstanding will be redeemable at the option of the Corporation, in whole or in part, from time to time, on December 30, 2026, or on any Dividend Payment Date on or after December 30, 2026, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date of redemption. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of Series B Preferred Stock. Notwithstanding the foregoing, following the occurrence of a Regulatory Capital Treatment Event (as defined below), the Corporation, at its option, may redeem, at any time beginning 60 days prior to the date when the Corporation, acting in good faith, expects to lose all or a portion of Tier 1 Capital credit (or its equivalent) on the Series B Preferred Stock as described in Regulatory Capital Treatment event below, all (but not less than all) of the shares of the Series B Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, upon notice given as provided in sub-section (b) below. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4(c) above. In all cases, the Corporation may not redeem shares of the Series B Preferred Stock without having received the prior approval of the Federal Reserve or any successor Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

A “Regulatory Capital Treatment Event” means the good faith determination by the Board or a duly authorized committee of the Board that, as a result of (i) any amendment to, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal banking agencies) that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock; (ii) any proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of $1,000 per share of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of the Series B Preferred Stock is outstanding.

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(b)         If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of Series B Preferred Stock to be redeemed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the Corporation’s stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series B Preferred Stock or the depositary shares representing Series B Preferred Stock, if any, are held in book-entry form through The Depository Trust Company (“DTC”), the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series B Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock; such shares of Series B Preferred Stock shall no longer be deemed outstanding; and all rights of the holders of such shares will terminate, except the right to receive the redemption price described in sub-section (a) above, without interest.

(c)           In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (1) pro rata, (2) by lot, or (3) in such other manner as the Corporation may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series B Preferred Stock is listed.

Section 7.               Voting Rights.

(a)           Except as provided below and as determined by the Board or a duly authorized committee of the Board or as expressly required by law, the holders of shares of Series B Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b)          So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to:

(1)           authorize, create, or issue, or increase the authorized amount of, shares of any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of the Corporation, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of the Corporation’s capital stock;

(2)           amend, alter, or repeal the provisions of the Articles of Incorporation (including this Certificate of Designations), whether by merger, consolidation, or otherwise, so as to materially and adversely affect the powers, preferences, privileges, or rights of Series B Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase the authorized amount of, any Series B Junior Securities or any Series B Parity Securities, or any securities convertible into or exchangeable for Series B Junior Securities or Series B Parity Securities will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of Series B Preferred Stock; or

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(3)         complete a binding share exchange or reclassification involving the Series B Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Corporation or consolidate with or merge into any other corporation, unless, in any case, the shares of Series B Preferred Stock outstanding at the time of such consolidation or merger or sale either (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling the surviving entity having such rights, preferences, privileges, and powers (including voting powers), taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges, and powers (including voting powers) of the Series B Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series B Preferred Stock to effect such redemption.

(c)           If the Corporation fails to pay, or declare and set aside for payment, dividends on outstanding shares of the Series B Preferred Stock for six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the authorized number of directors of the Corporation shall be increased by two and the holders of the Series B Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights (including, for the avoidance of doubt, the Series A Preferred Stock) (the “Special Voting Preferred Stock”), to elect two directors (hereinafter, the “Preferred Directors” and each, a “Preferred Director”) to fill such newly created directorships; provided, however, that at no time shall the Board include more than two additional directors elected by holders of Series B Preferred Stock and any Special Voting Preferred Stock, voting together as one class (including, for the avoidance of doubt, directors pursuant to Section 7(c) of the Certificate of Designations for the Series A Preferred Stock); provided further that the election of any such Preferred Directors may not cause the Corporation to violate any corporate governance requirement of any exchange on which the Corporation’s securities may be listed. At the request of any holder of Series B Preferred Stock, a special meeting of the holders of Series B Preferred Stock and any such Special Voting Preferred Stock shall be called by the Corporation for the election of the Preferred Directors; provided, however, that if such request for special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the Corporation’s stockholders, such election of Preferred Directors shall be held at such next annual or special meeting of stockholders), followed by such election of such Preferred Directors at each subsequent annual meeting of stockholders until full dividends have been declared and paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series B Preferred Stock for four Dividend Periods after the Nonpayment Event, except as provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment Event.

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When dividends have been paid in full (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series B Preferred Stock for at least four Dividend Periods after a Nonpayment Event, then the right of the holders of Series B Preferred Stock and any Special Voting Preferred Stock to elect the Preferred Directors shall cease (but subject in any case to re-vesting of such voting rights in the case of each and every subsequent Nonpayment Event), and the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the Corporation’s authorized number of directors shall be automatically reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, by a majority of the outstanding shares of Series B Preferred Stock (along with holders of any Special Voting Preferred Stock then outstanding, voting together as a class based on respective liquidation preferences). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose, by means of written consent, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock (along with holders of any Special Voting Preferred Stock then outstanding, voting together as a class based on respective liquidation preferences); provided that the filling of any such vacancy may not cause the Corporation to violate any corporate governance requirement of any exchange on which the Corporation’s securities may be listed. The Preferred Directors shall each be entitled to one vote per director on any matter on which directors of the Corporation are entitled to vote.

(d)           The Board will take such actions as may be necessary to effectuate the intent of this Section 7(d) in accordance with the Articles of Incorporation and Bylaws of the Company. The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such meeting or such consents shall be governed by any rules that the Board or any duly authorized committee of the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation (as then in effect), the Bylaws (as then in effect), and applicable law and the rules of any national securities exchange on which the Series B Preferred Stock is listed or traded at the time.

Section 8.             Effect of a Benchmark Transition Event. If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series B Preferred Stock during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates, and the dividend rate on the Series B Preferred Stock for each Dividend Period during the Floating Rate Period will thereafter be an annual rate equal to the sum of the Benchmark Replacement and 700 basis points; provided, however, that if the Benchmark Replacement is less than zero, the Benchmark Replacement shall be deemed to be zero, in each case, only when, as and if a dividend is declared. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Section 9.              Determination and Decisions. The Calculation Agent is expressly authorized to make certain determinations, decisions and elections hereunder, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under Section 8. Any determination, decision or election that may be made by the Calculation Agent hereunder, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding on the holders of the Series B Preferred stock and the transfer agent for the Series B Preferred Stock absent manifest error; (ii) if made by the Corporation as Calculation Agent, will be made in its sole discretion; (iii) if made by a Calculation Agent other than the Corporation, will be made after consultation with the Corporation, and the Calculation Agent will not make any such determination, decision or election to which the Corporation reasonably objects; and (iv) notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series B Preferred Stock, the transfer agent or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make hereunder, then the Corporation will make that determination, decision or election on the same basis as described above.

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Section 10.            Conversion Rights. The holders of shares of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 11.             Preemptive Rights. The holders of shares of Series B Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how any such securities may be designated, issued, or granted.

Section 12.             Certificates. The Corporation may at its option issue shares of Series B Preferred Stock without certificates.

Section 13.            Transfer Agent. The Corporation shall appoint a transfer agent for the Series B Preferred Stock. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 14.            Registrar. The Corporation shall appoint a registrar for the Series B Preferred Stock. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal.

Section 15.            No Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Articles of Incorporation, or as provided by applicable law.

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